                                                                    EXHIBIT 99.3

                           STOCK PURCHASE AGREEMENT

               THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of June 17, 1999, by and between REMEC, INC., a California corporation ("Purchaser"), and STM WIRELESS, INC., a Delaware corporation (the "Company").

                               R E C I T A L S :
                               - - - - - - - -

               A. The Company will own 1,500,000 shares of Series A Preferred Stock of Direc-To-Phone International, Inc., a Delaware corporation and a subsidiary of the Company ("DTPI"), immediately prior to the Closing (as defined below).

               B. The Company desires to sell to Purchaser, at the Closing, nine hundred and twelve thousand (912,000) shares of DTPI Series A Preferred Stock ("Preferred Stock"), as well as an option to purchase eighty-eight thousand (88,000) shares of DTPI Series A Preferred Stock for the consideration set forth herein.

               C. Concurrently with this Agreement, and as a condition to this Agreement, Pequot Private Equity Fund, L.P. and Pequot Offshore Private Equity Fund, Inc. (collectively, "Pequot"), will loan the Company $2,500,000 pursuant to a Loan Agreement and will purchase 500,000 shares of DTPI Series A Preferred Stock from the Company pursuant to a Stock Purchase Agreement (collectively, the "Pequot Agreements").

               E. Concurrently with this Agreement, and as a condition to the Closing, Purchaser and DTPI will enter into a Loan Agreement, pursuant to which Purchaser will, subject to the terms and conditions set forth therein, lend to DTPI a principal amount of $5,000,000 (the "Loan Agreement").

               F. The Company, DTPI and Pequot are parties to that certain Stockholders Agreement dated March 8, 1999 (the "Stockholders Agreement"), which will be restated and amended at the Closing, to, among other things, give the Purchaser the rights contemplated by the commitment letter (the "Commitment Letter") dated May 15, 1999 between the Purchaser and DTPI (the "Amended and Restated Stockholders Agreement").

               NOW, THEREFORE, in consideration of the mutual promises and agreements herein, and subject to the terms and conditions hereinafter set forth, the parties hereby agree as follows:

                                   ARTICLE 1
                                 THE PURCHASE

               1.1. The Purchased Shares and Option. On the Closing Date,
                    -------------------------------
subject to the terms and conditions of this Agreement, the Purchaser shall purchase from the Company the following securities (collectively, the "Securities"):

               (a) nine hundred and twelve thousand (912,000) shares of Series A Preferred Stock of DTPI (the "Purchased Stock"); and

               (b) an option to purchase from the Company 88,000 shares of Series A Preferred Stock at an exercise price of $5.00 per share (the "Option").

               1.2. Consideration for the Purchased Shares and Option. At the
                    -------------------------------------------------
Closing, in exchange for the Purchased Stock and the Option, Purchaser shall deliver to the Company by check (the "Check") an amount equal to four million five hundred sixty thousand dollars ($4,560,000) (the "Purchase Price").

               1.3. Grant and Terms of Option. Simultaneously with the Closing,
                    -------------------------
the Company automatically shall be deemed to have granted the Purchaser the Option. The Option shall be exercisable, in whole or in part, on or prior to the date of the First Qualified Financing (as defined below), and if not exercised, will expire. The Company shall give Purchaser at least ten (10) days advance notice of the closing of the First Qualified Financing. Purchaser shall exercise the Option by delivery of funds sufficient to pay the exercise price of the number of Option shares being exercised to the Company on or before the closing date by wire transfer or check.

                                   ARTICLE 2
                                  THE CLOSING

               2.1.  The Closing.
                     -----------

               (a) The transactions contemplated in this Agreement shall be consummated at the closing (the "Closing"), which shall take place on the date of this Agreement, at the offices of Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Newport Beach, California, 92660, or at such other time and place (the "Closing Date"), unless extended by mutual written consent of the parties

               (b) At the Closing, the Company shall deliver to Purchaser a certificate or certificates representing the shares of Series A Preferred Stock of DTPI purchased by Purchaser, registered in the name of Purchaser or its nominee. Delivery of such certificates to Purchaser shall be made against receipt at the Closing by the Company from Purchaser of the purchase price therefor, which shall be paid by check to the Company.

                                   ARTICLE 3
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

               The Purchaser represents and warrants to the Company, on and as of the date of this Agreement, as follows:

               3.1. Investment Representations.
                    --------------------------

               (a) Purchaser has been advised that the Securities to be purchased by Purchaser from the Company hereunder have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), nor qualified under any state securities laws on the ground, among others, that no distribution or public offering of the Securities is to be effected, and that in this connection the Company is relying in part on the representations of Purchaser set forth herein.

          (b) It is Purchaser's intention to acquire the Securities solely for its own account and that the Securities are being and will be acquired for investment purposes only, and not with a view to distribution or resale.

          (c) Purchaser is able to bear the economic risk of an investment in the Securities acquired by it pursuant to this Agreement and can afford to sustain a total loss on such investment.

          (d) Purchaser is an experienced and sophisticated investor, is able to fend for itself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of acquiring the Securities. Purchaser has not been formed or organized for the specific purpose of acquiring the Securities. Purchaser hereby acknowledges that it has, or its representatives have, received all such information as it considers necessary for evaluating the risks and merits of acquiring the Securities.

          (e) Purchaser understands that it may not be readily able to sell or dispose of the Securities and may thus have to bear the risk of its investment for a substantial period of time, or forever. Purchaser is aware that the Securities may not be sold pursuant to Rule 144 under the Securities Act unless certain conditions have been met and until such Purchaser has held the Securities for at least 1 year. Among the conditions for use of Rule 144 is the availability of current information to the public about DTPI.

          (f) Purchaser acknowledges that the certificates representing the Securities, when issued, shall contain a legend substantially in the following form.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR AN EXEMPTION THEREFROM.

          3.2. Organization and Authorization. Purchaser is a duly organized and
               ------------------------------
validly existing corporation in good standing under and by virtue of the laws of the State of California and has all requisite power and authority to enter into and perform its obligations under this Agreement and the agreements and transactions contemplated hereby.

          3.3. Binding Effect. This Agreement and the agreements contemplated
               --------------
hereby are valid and binding obligations of the Purchaser and are enforceable against the Purchaser in accordance with their respective terms, except as they may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors rights.

          3.4. No Conflict. Neither the execution and delivery of this
               -----------
Agreement, the Amended and Restated Stockholders Agreement or the Loan Agreement or any document executed in connection herewith or therewith by Purchaser nor the consummation or performance of any of their obligations hereunder or thereunder will give any person the right to prevent, delay or otherwise interfere with any of the transactions hereunder and thereunder pursuant to: (i) any provision of Purchaser's organizational documents; (ii) any resolution adopted by the board of directors of Purchaser;
(iii) any legal requirement or order to which Purchaser is subject; or (iv) any contract to which Purchaser is a party or by which Purchaser may be bound, except with respect to clauses (iii) and (iv) above, for matters which would not, individually or in the aggregate, have a material adverse effect on the assets, condition or affairs of Purchaser or on the ability of Purchaser to consummate the transactions contemplated by this Agreement, the Amended and Restated Stockholders Agreement or the Loan Agreement.


                                   ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to the Purchaser as follows:

          4.1. Organization and Standing. The Company is a duly organized and
               -------------------------
validly existing corporation in good standing under and by virtue of the laws of the State of Delaware and has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and the agreements and transactions contemplated hereby.

          4.2. Binding Effect. This Agreement and the agreements contemplated
               --------------
hereby are valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, except as they may be limited by bankruptcy, insolvency, moratorium and other laws of general application affecting the enforcement of creditors rights. The execution, delivery and performance of this Agreement by the Company do not violate any of the following: (i) any of the Company's organizational documents, (ii) any contract or other instrument to which the Company is a party or by which any of the Company's assets (including the Purchased Stock) are bound, or (iii) any law, regulation, order, injunction or decree.

          4.3. Title to Shares. The Company is the record and beneficial owner
               ---------------
of the Purchased Stock free and clear of all liens, claims, encumbrances, pledges, options and any other adverse interests, restrictions on transfer or defects in title of any kind or nature whatsoever, except for restrictions on transfer imposed by federal and state securities laws (collectively, "Encumbrances"). At the Closing, the Purchaser will acquire good and marketable title to the Purchased Stock free and clear of all Encumbrances (other than the Amended and Restated Stockholders Agreement). None of the Purchased Stock is subject to any stockholders agreement (other than the Amended and Restated Stockholders Agreement), proxy, or other agreement, arrangement or understanding. The Purchased Stock was not issued in violation of the pre-emptive or other rights of any person or entity. Upon exercise of the Option and payment in full of the exercise price relating thereto, the Company shall assign and deliver to Purchaser the shares of Preferred Stock underlying the Option, free and clear of all liens, claims, encumbrances, pledges, options and any other adverse interests, restrictions on transfer or defects in title of any kind or nature whatsoever, except for restrictions on transfer imposed by federal and state securities laws and the Amended and Restated Stockholders Agreement.

          4.4. SEC Filings. The Company has filed with the Securities and
               -----------
Exchange Commission (the "SEC") all required forms, reports, registration statements and documents required to be filed by it with the SEC (collectively, the "Company SEC Reports") since January 1, 1996. All of the Company SEC Reports complied as to form, when filed, in all material respects with the applicable provisions of the Securities Act and the Exchange Act. Accurate and complete copies of the Company SEC Reports have been made available to Purchaser. As of their respective dates, the Company SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact regarding DTPI or omit to state a material fact regarding DTPI required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE 5
                   ADDITIONAL REPRESENTATIONS AND WARRANTIES

          The Company makes the following additional representations and warranties to Purchaser.

          5.1. Organization and Standing; Articles and Bylaws. DTPI is a
               ----------------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full power and authority to own and operate its properties and assets and to carry on its business as presently conducted. DTPI is duly qualified and authorized to do business, and is in good standing as a foreign corporation, in each jurisdiction where the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect upon its business and operations.

          5.2. Capitalization. Upon (a) consummation of the transactions
               --------------
contemplated by the STM Agreement (as defined in Section 6.1(f)) and (b) amendment to the DTPI's Certificate of Incorporation as contemplated herein, the authorized capital stock of DTPI shall consist of 6,500,000 shares of Common Stock, $0.0001 par value per share, 2,100,000 of which will be issued and outstanding, and 3,000,000 shares of Preferred Stock, 2,700,000 of which will be issued and outstanding, all of which will be shares of Series A Preferred Stock. All issued and outstanding shares of the capital stock of DTPI have been duly authorized and validly issued, and are fully paid and nonassessable. Except for options to purchase 1,106,800 shares of DTPI Common Stock outstanding under DTPI's Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan, which includes commitments to issue 640,000 options to Claude Burgio and 175,000 options to Mohammed Farzin under their respective employment agreements, all of which are described in Section 5.2 of the Disclosure Schedule, and except as contemplated by the Stockholders Agreement, there are no outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights, or other agreements either directly or indirectly for the purchase or acquisition of any shares of the capital stock of DTPI. All of the outstanding shares of capital stock of DTPI have been duly and validly issued in compliance with all applicable federal and state securities laws.

          5.3. Financial Statements. The unaudited financial statements of DTPI
               --------------------
as at and for the year ended December 31, 1998 consisting of a consolidated balance sheet and related consolidated statement of income (including any related schedules and/or notes) and the unaudited financial statements of DTPI as at and for the three months ended March 31, 1999 consisting of a consolidated balance sheet and related consolidated statement of income (including any related schedules and/or notes) (the "Financial Statements") are attached in Section 5.3 of the Disclosure Schedule. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently followed (except with respect to the absence of notes) throughout the periods involved and fairly present in all material respects the consolidated financial condition and results of operations of DTPI as of the respective dates thereof and for the respective periods then ended.

          5.4. Consents. No authorization, consent, approval, license, exemption
               --------
of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality or any person not a party hereto is or will be necessary for, or in connection with, the sale of the Purchased Stock, or the execution or delivery by the Company or DTPI, or for the performance by either of their obligations under, this Agreement, the Amended and Restated Stockholders Agreement, the Loan Agreement or any document executed in connection herewith or therewith, except for filings to be made, if any, to comply with exemptions from registration or qualification under federal and state securities laws and except for authorizations, consents, approvals, licenses or filings which would not, individually or in the aggregate, have a material adverse effect on the assets, condition or affairs of DTPI or on the ability of the Company or DTPI to consummate the transactions contemplated by this Agreement, the Amended and Restated Stockholders Agreement or the Loan Agreement.

          5.5. No Conflict. Neither the execution and delivery of this
               -----------
Agreement, the Amended and Restated Stockholders Agreement or the Loan Agreement or any document executed in connection herewith or therewith by the Company or DTPI nor the consummation or performance of any of their obligations hereunder or thereunder will give any person the right to prevent, delay or otherwise interfere with any of the transactions hereunder and thereunder pursuant to: (i) any provision of the Company's or DTPI's organizational documents; (ii) any resolution adopted by the Company's or DTPI's board of directors; (iii) any legal requirement or order to which the Company or DTPI is subject; or (iv) any contract to which the Company or DTPI is a party or by which the Company or DTPI may be bound, except with respect to clauses (iii) and (iv) above, for matters which would not, individually or in the aggregate, have a material adverse effect on the assets, condition or affairs of DTPI or on the ability of the Company or DTPI to consummate the transactions contemplated by this Agreement, the Amended and Restated Stockholders Agreement or the Loan Agreement.

          5.6. Absence of Certain Changes. Except as set forth in Section 5.6 of
               --------------------------
the Disclosure Schedule attached hereto, since December 31, 1998, there has been no material adverse change in the business, prospects, or condition, financial or otherwise, of DTPI.

          5.7. Absence of Undisclosed Liabilities. Except as set forth in
               ----------------------------------
Section 5.7 of the Disclosure Schedule attached hereto and except as set forth on DTPI's balance sheet dated as of March 31, 1999, DTPI does not have any indebtedness or any other liability (absolute or contingent, asserted or unasserted, known or unknown) that would be required to be reflected on or reserved against in such balance sheet, prepared in accordance with GAAP consistently applied (except for the absence of notes). Except as set forth in
Section 5.7 of the Disclosure Schedule or on DTPI's balance sheet dated as of March 31, 1999, DTPI will not have on the

Closing Date any outstanding indebtedness or any other liability except for the transactions contemplated hereby (absolute or contingent, asserted or unasserted, known or unknown) other than those incurred since March 31, 1999 in the ordinary course of business or those that are not individually or in the aggregate, material.

          5.8.  Contracts; Absence of Undisclosed Commitments to the Company.
                ------------------------------------------------------------
Except as set forth in the Disclosure Schedule attached hereto, neither DTPI nor any of its subsidiaries is a party to any material commitment or agreement with the Company or any of its subsidiaries. Section 5.8 of the Disclosure Schedule attached hereto sets forth a complete list of all material contracts, including, without limitation, all service contracts, to which DTPI or any of its subsidiaries is a party.

          5.9.  Litigation. Except as described in Section 5.9 of the Disclosure
                ----------
Schedule attached hereto, there are no claims, actions, suits or proceedings pending, or to the best knowledge of the Company and DTPI, threatened against or affecting any of its assets or properties, or any investigations pending with respect to, DTPI or any of its subsidiaries, at law or in equity or before or by any country or foreign, federal, state, municipal or governmental department, commission, board, agency or instrumentality, which would result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of DTPI (financially or otherwise) as presently conducted or proposed to be conducted. DTPI is not subject to any continuing court or administrative order, writ, injunction or decree applicable to it or to its business, property or employees, and DTPI is not in default with respect to any order, writ, injunction or decree or any court or foreign, federal, state, municipal or other governmental department, commission, board, agency or instrumentality which is material to the financial condition, operations, or business of DTPI.

          5.10. Compliance with Laws. Since the date of its respective
                --------------------
incorporation, each of DTPI and its subsidiaries has complied in all material respects with all applicable, foreign, federal, state, municipal and other political subdivision or governmental agency statutes, ordinances and regulations ("Laws"), including, without limitation, those imposing taxes, in every applicable jurisdiction, in respect of the ownership of its assets and properties and the conduct of its business where the effect of failure to so comply would have a material adverse effect on the business, operations or financial condition of DTPI. DTPI has all governmental licenses and permits, foreign and domestic, required for the operation of its business as currently conducted and as proposed to be conducted. To the knowledge of DTPI and the Company, DTPI's foreign partners have complied in all material respects with all applicable laws and have all governmental licenses and permits required for the operation of their joint business as currently conducted and as proposed to be conducted, except where the failure to comply could not reasonably be expected to have or causes a material adverse effect on the assets, conditions and affairs (financial or otherwise) of DTPI or any of its subsidiaries or joint ventures.

          5.11. No Brokers and Finders. Except as set forth in Section 5.11 of
                ----------------------
the Disclosure Schedule, neither the Company nor DTPI has taken any action or knows of any such act or omission by any person which would give rise to any right, interest or valid claim against or upon DTPI or a Purchaser for any commission, fee or other compensation as a finder or broker as a result of the transactions contemplated by this Agreement, the Loan Agreement and the Pequot Agreements. The Company agrees to indemnify and hold DTPI and Purchaser harmless against any such commissions, fees or other compensation (including any asserted under the arrangement described in Section 5.11 of the Disclosure Schedule).

          5.12. Subsidiaries. Except as set forth in Section 5.12 of the
                ------------
Disclosure Schedule attached hereto, DTPI does not control, directly or indirectly, any other corporation, association, partnership or other business entity or own any shares of capital stock or other securities of any other person.

          5.13. ERISA. Except as set forth in Section 5.13 of the Disclosure
                -----
Schedule attached hereto and except for the existence of health and welfare plans which are not subject to ERISA, DTPI does not maintain or participate in and has not at any time maintained or participated in any pension, profit sharing or other similar plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          5.14. Taxes. DTPI has filed all tax returns required to be filed in
                -----
the applicable jurisdictions, which returns were correct in all material respects. DTPI has collected and withheld all amounts required to be collected and withheld, and any such amounts that are required to be remitted to any taxing authority have been so remitted. Except as set forth in Section 5.14 of the Disclosure Schedule: (a) there is no action, suit, proceeding, investigation, audit, claim or assessment, pending proposed, or, to the best knowledge of the Company or DTPI, threatened with respect to any liability for taxes relating to DTPI; (b) no taxing authority in a jurisdiction where DTPI does not file tax returns has made a claim, assertion or threat that such non-filing entity is or may be subject to taxation by such jurisdiction.

          5.15. Environmental and Safety Laws. To the best of its knowledge,
                -----------------------------
DTPI is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and, to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation or resulting from any past such violation.

          5.16. Offering. Assuming the accuracy of the representations and
                --------
warranties of the Purchasers contained in Section 3.1 hereof, the offer, issue, and sale of the Purchased Stock and the underlying Common Stock are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 Act"), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

          5.17. Rights in Proprietary Information. DTPI has sufficient right,
                ---------------------------------
title and interest in and to all patents, trademarks, service marks, trade names, and other proprietary rights necessary for its business as now conducted or as proposed to be conducted, without any known conflict or infringement of the rights of others. After inquiry, DTPI is not aware that it has violated or, by conducting its business as proposed, would violate any of the trademarks, service marks or trade names, and has not received any communications alleging that DTPI has or would violate, any patents or other proprietary rights, of any other person or entity, nor does DTPI have reason to believe that it has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, or other proprietary rights of any person or entity.

          5.18. Title to Assets and Properties; Insurance.
                -----------------------------------------

          (a) DTPI has good and marketable title, or a valid leasehold interest in or contractual right to use, all of its assets and properties used or required in the conduct of its business as currently conducted or as proposed to be conducted, free and clear of any mortgages, judgments, claims, liens, security interests, pledges, escrows, charges or other encumbrances of any kind or character whatsoever ("Encumbrances") except in each case for such defects in title and such other liens and Encumbrances which do not individually or in the aggregate materially detract from the value to DTPI of such properties and assets.

          (b) DTPI maintains through the Company insurance in such amounts (to the extent available in the public market), including self-insurance, retainage and deductible arrangements, and of such a character as is reasonable for companies engaged in the same or similar business similarly situated. Section
5.18 of the Disclosure Schedule sets forth a list of all insurance coverage carried by DTPI, identifying the carrier and terms and amount of coverage.

          5.19. Products. The representations and warranties contained in
                --------
Sections 4 and 8 of the Product Supply Agreement dated as of March 5, 1998 between the Company and DTPI, as amended by the Mutual Release and Amendment No. 1 dated as of the date hereof (the "Product Supply Agreement") are true and correct as of the date hereof and are incorporated herein by reference.

          5.20. Pro-forma Balance Sheet. Attached to Section 5.20 of the
                -----------------------
Disclosure Schedule is a balance sheet for DTPI as of April 30, 1999, as adjusted for (i) material cash transactions from April 30, 1999 through the Closing Date and (ii) intercompany charges from April 30, 1999 through May 31, 1999 (the "Pro Forma Balance Sheet"). The cash balance on the Pro Forma Balance Sheet is materially accurate as of the Closing Date and the intercompany balance on the Pro Forma Balance Sheet is materially accurate as of May 31, 1999 (as adjusted for the transactions contemplated herein).

          5.21. Disclosure. The Company has fully provided each Purchaser with
                ----------
all the information that such Purchaser has requested for deciding whether to purchase the Purchased Stock and all information that the Company believes is reasonably necessary to enable such Purchaser to make such decision. Neither this Agreement, the Amended and Restated Stockholders Agreement, the Loan Agreement nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.


                                   ARTICLE 6
                             CONDITIONS TO CLOSING

          6.1.  Conditions to Obligations of the Purchaser at the Closing.
                ---------------------------------------------------------
Purchaser's obligations hereunder are subject to the fulfillment, at or prior to the Closing, of all of the following conditions:

          (a)  Representations and Warranties True; Performance of Obligations.
               ---------------------------------------------------------------
The representations and warranties made by the Company in Sections 4 and 5 hereof shall be true and correct on the date of the Closing with the same force and effect as if they had been made on and as of said date; and the Company shall have performed all obligations herein required to be performed by it on or prior to the Closing.

          (b)  Loan Agreement and Note. Purchaser and DTPI shall have executed
               -----------------------
and delivered to each other the Loan Agreement. DTPI shall have executed and delivered to Purchaser a convertible promissory note, dated the date hereof, in a principal amount of $5,000,000, in favor of Purchaser (the "Note").

          (c)  Pequot Agreements. Pequot and the Company shall each have
               -----------------
executed and delivered to each other the Pequot Agreements and consummated the transactions contemplated thereby on the terms set forth in the Pequot Agreements.

          (d)  Purchased Stock. The Company shall have executed and delivered to
               ---------------
Purchaser, along with the Purchased Stock, executed stock powers or other instruments of transfer reasonably satisfactory to Purchaser.

          (e)  Stockholders Agreement. The Company, Pequot and DTPI shall have
               ----------------------
executed and delivered to the Purchaser the Amended and Restated Stockholders Agreement.

          (f)  STM Agreement. The Company shall have entered into an Agreement
               -------------
with DTPI (the "STM Agreement") pursuant to which the Company shall have received 500,000 shares of Series B Preferred Stock of DTPI in consideration for
(a) the cancellation of DTPI's minimum purchase commitment under its product supply agreement with the Company, (b) a $1,600,000 credit from the Company to DTPI towards the purchase of equipment under the product supply agreement between DTPI and the Company and (c) the cancellation of 500,000 shares of Common Stock of DTPI currently owned by the Company.

          (g)  Charter Amendment. The Certificate of Incorporation of DTPI shall
               -----------------
have been amended and restated in the form supplied to Purchaser to provide for
(a) 3,000,000 shares of Preferred Stock, (b) 6,500,000 shares of Common Stock and (c) reclassification of the Series B Preferred Stock as Series A Preferred Stock.

          (h)  Legal Opinion. The Company shall have caused to be delivered to
               -------------
Purchaser an opinion of Jacques Youssefmir, general counsel to the Company, in form and substance satisfactory to Purchaser, with respect to the matters set forth in Sections 4.1, 4.2, 4.3, 5.1, 5.2, 5.4, 5.5. 5.9 and 5.10 hereof.

          (i)  Chief Executive Officer of DTPI. The Board of Directors of DTPI
               -------------------------------
shall have elected Claude Burgio the Chief Executive Officer and Chairman of DTPI.

          (j)  Amendment of STM Note. The STM Note shall have been amended as
               ---------------------
contemplated by Section 7.6 and as contemplated by Section 6.1(d) of the Amended and Restated Stockholders Agreement.

          6.2. Conditions to Obligations of the Company at the Closing. The
               -------------------------------------------------------
Company's obligations hereunder are subject to the fulfillment, at or prior to the Closing, of all of the following conditions:

          (a)  Representations and Warranties True; Performance of Obligations.
               ---------------------------------------------------------------
The representations and warranties made by Purchaser in Section 3 hereof shall be true and correct at the date of the Closing, with the same force and effect as if they had been made on and as of said date; and Purchaser shall have performed all obligations herein required to be performed by it at or prior to the Closing.

          (b)  Loan Agreement. Purchaser shall have executed and delivered to
               --------------
the Company the Loan Agreement.

          (c)  Pequot Agreements. Pequot shall have executed and delivered to
               -----------------
the Company the Pequot Agreements.

          (d)  Purchase Price. Purchaser shall have delivered by check to the
               --------------
Company the Purchase Price.

          (e)  STM Agreement. DTPI shall have executed and delivered the STM
               -------------
Agreement to the Company.

          (f)  Charter Amendment. The Certificate of Incorporation of DTPI shall
               -----------------
have been amended and restated to provide for (a) 3,000,000 shares of Preferred Stock, (b) 6,500,000 shares of Common Stock and (c) reclassification of the Series B Preferred Stock as Series A Preferred Stock.


                                   ARTICLE 7
                                   COVENANTS

          7.1. The Company. Immediately following the Closing, the Company
               -----------
covenants that it will not cash or negotiate the Check, and will endorse the Check back over to Purchaser.

          7.2. Application of Proceeds. Immediately upon receipt of the Check
               -----------------------
from the Company pursuant to Section 7.1, Purchaser covenants to take all action necessary to apply $2,000,000 of the Check to satisfy and discharge $2,000,000 of the total amount of the Company's accounts payable owed to Purchaser as of the Closing Date. Within 45 days after the Closing Date, Purchaser and the Company shall agree on a reconciliation of the balance of the accounts payable owing by the Company to Purchaser as of the Closing Date. If Purchaser has an accounts payable amount owing to Purchaser as of the Closing Date as determined by the reconciliation in excess of the $2,000,000 payment towards such accounts payable made as provided above, then the remaining balance of the Check shall be applied to satisfy and discharge that amount then owed by the Company. If Purchaser has an accounts payable amount owing to Purchaser as of the Closing Date as determined by the reconciliation less than the $2,000,000 payment towards such accounts payable made as provided above, then the difference of $2,000,000 from such accounts payable amount shall be deemed to be an advance payment for products and/or services to be delivered by Purchaser to the Company after the Closing Date. In addition, the balance of the Check remaining after application of the reconciliation of the accounts payable owed by the Company to Purchaser as of the Closing Date shall be retained by Purchaser and applied to satisfy and discharge accounts payable owing by the Company to Purchaser after the Closing Date for products and services delivered by Purchaser to the Company. For purposes of cash application, invoice amounts for new products shipped by Purchaser to the Company shall be due and payable 60 days after shipment by Purchaser and invoice amounts for return material authorization (RMA) products shipped back from Purchaser to the Company shall be due and payable on the date of shipment by Purchaser.

          7.3. Manufacturing Agreement. Concurrently with the execution of this
               -----------------------
Agreement, Purchaser and the Company will commence negotiation of a manufacturing agreement ("Manufacturing Agreement"), pursuant to which the Company will outsource the manufacturing of its SES and SpaceWeb terminals to Purchaser. The Manufacturing Agreement will contain mutually acceptable terms, including a $60 increase on SES and SpaceWeb units to be delivered under existing purchase orders, but excluding any consequential damages. Notwithstanding anything to the contrary, the Manufacturing Agreement will provide that upon a change in control of the Company, the Company (or its successor corporation) may terminate the Manufacturing Agreement without penalty upon nine months written notice, provided that, at the date of termination, the Company will have purchased not less than $50 million of products from the date of the letter under existing and future purchase orders. If the manufacturing agreement is terminated upon a change of control of the Company (and such termination is not as a result of Purchaser's default under the manufacturing agreement) or upon a default by the Company under the manufacturing agreement, Purchaser will have a nonexclusive and fully paid license to the technology and intellectual property rights to the SES and SpaceWeb RF units. Purchaser agrees that with respect to future orders from the Company, it will attempt to reduce costs on manufacturing and such cost savings shall be shared equally between Purchaser and the Company.

          7.4. First Qualified Financing. In the event that, subsequent to the
               -------------------------
date of this Agreement, DTPI effects the closing of a sale of shares of equity securities or securities convertible or exercisable into equity securities for cash to persons other than the existing stockholders of DTPI in one transaction or a series of related transactions (a "Qualified Financing"), pursuant to which DTPI receives aggregate net proceeds of at least $12,500,000 (the "First Qualified Financing"), then Purchaser agrees that, except as set forth herein, it shall participate in such First Qualified Financing by converting any outstanding principal and interest then due and owing under the Loan Agreement into equity securities of DTPI on the same terms as other persons participating in such financing. Purchaser shall have no obligation to participate in a Qualified Financing except as described in the previous sentence. Nothing in this Agreement shall adversely affect Purchaser's preemptive rights to subscribe for securities of DTPI contained in the Amended and Restated Stockholders Agreement.

          7.5. STM Management Fees. The Company agrees that the $414,296
               -------------------
aggregate payment made in fiscal year 1999 by DTPI to the Company shall satisfy all payment obligations of DTPI to the Company in connection with the Company's rendering of consulting and management services to DTPI (including attending any industry or trade shows on behalf of DTPI or costs associated with attendance by DTPI's employees or representatives at such industry or trade shows) during 1999 and any prior periods. Neither the Company nor DTPI shall be entitled to or seek reimbursement for any expenses relating to any future management or consulting services (including attending any industry or trade shows on behalf of the other party or costs associated with attendance by the other party's employees or representatives at such industry or trade shows) except as may be agreed to in writing by the parties prior to the rendering of such services or except for expenses incurred after the date hereof by personnel of the party seeking such reimbursement, solely or primarily in connection with bona fide services to, and requested by, the other party.

          7.6. Payment of STM Note.
               -------------------

          (a) Mandatory Payments. The Company agrees that any amounts due and
              ------------------
owing from DTPI to the Company under the Unsecured Promissory Note, dated as of March 5, 1998, in the original principal amount of $10,000,000 executed by DTPI in favor of the Company (as amended and restated on the date hereof) (the "STM Note") may be paid immediately following the Closing Date with the proceeds of the Loan Agreement in an amount up to $2,500,000. The STM Note shall be amended at the Closing to provide that, except as set forth in Section 7.4(b) below, no payments shall be made thereon following such $2,500,000 payment except as follows:

          (i) an amount equal to the cash amount invested in DTPI subsequent to the Closing pursuant to a Qualified Financing, up to $3,000,000; and

          (ii) an amount equal to 20% of the excess over $15,000,000 of cash invested in DTPI subsequent to the Closing pursuant to a Qualified Financing, up to the remaining unpaid balance due on the STM Note.

          (b) Optional Payments. Notwithstanding anything to the contrary in
              -----------------
Section 7.6(a), if the Company shall not have transferred any of the shares of common stock of DTPI owned as of the Closing Date by it (other than transfers to DTPI under this Section 7.3(b)), at the Company's option, it may demand payment of the unpaid balance of the STM Note from DTPI in an amount up to the net proceeds of any Qualified Financing; provided, that for each dollar of payment out of the net proceeds of any Qualified Financing demanded in excess of the amount that would be due with respect to such Qualified Financing pursuant to
Section 7.6(a), DTPI shall be entitled to purchase from STM 0.56 shares of the common stock of DTPI held by STM for a purchase price of $0.28 (the "Buyback Shares"). If the Company shall re-loan to DTPI (on the same terms) the amount so demanded within 90 days of receiving payment from DTPI, the Company shall be entitled to repurchase the Buyback Shares for the same purchase price paid by DTPI pursuant to this Section 7.6(b).

          7.7. Advisory Fees. The Company agrees to pay in full any obligations
               -------------
of DTPI existing as of the Closing Date (or arising as a result of the transactions consummated at the Closing of the transactions contemplated hereby or by the Loan Agreement) with respect to fees payable by DTPI to any advisors, including, without limitation, any advisory fees and expenses (if any) in connection with the letter agreement dated October 12, 1998 between the Company and CIBC Oppenheimer Corp. Purchasers represent to the Company that they have not retained any advisors to provide services to DTPI.

          7.8. Intercompany Debt. The Company agrees and acknowledges that as of
               -----------------
the date hereof, in addition to any amounts owing under the STM Note, as of May 31, 1999, DTPI owes the Company an aggregate of $3,171,109 (including purchases under the Product Supply Agreement and other intercompany charges) (the "Outstanding Debt"). The Company agrees that nothing herein shall be deemed to diminish DTPI's rights or the Company's obligations under the warranty provisions of the Product Supply Agreement. The Company acknowledges that (i) $170,000 of the Outstanding Debt relating to Products (as defined in the Product Supply Agreement) shipped to Mexico in December 1998 (the "Mexico Products") shall be due and payable, with respect to each item of the Mexico Products, 60 days after deployment of such item, (ii) $700,300 of the Outstanding Debt relating to Products shipped to Venezuela in the fourth quarter of 1998 (the "Guatemala Products") shall be due and payable, with respect to each item of the Guatemala Products, 30 days after such item is shipped at DTPI's request to Guatemala or otherwise deployed by DTPI, (iii) $249,100 of the Outstanding Debt relating to Products shipped to Venezuela in the fourth quarter of 1998 that are to be sent back to the United States for retrofitting and then resent to Venezuela (the "Venezuela Products") shall be paid within 60 days after such Venezuela Products are resent to Venezuela by the Company, (iv) $80,000 of the Outstanding Debt relating to Products in Mexico that DTPI is returning to the Company shall not be paid on the date hereof and shall be deducted from the Outstanding Debt upon the return of such Products to the Company and (v) $571,709 of the Outstanding Debt will be paid ratably over the course of six months beginning in July 1999, provided, however, that any unpaid amount remaining due under this clause (v) shall be made promptly after the consummation of the First Qualified Financing. The Company agrees that the calculation of the Outstanding Debt is based on the Company's and DTPI's schedule, a copy of which is attached as Appendix A to the Product Supply Agreement, of the amount owed by DTPI to the Company as of May 31, 1999 (after the offset of $401,257 that was due DTPI from the Company and assuming the balance of the STM Note immediately prior to the date hereof to be $10,000,000). The Company agrees to the extent that after the date hereof, if the Company and DTPI conclude that any adjustments (whether upwards or downwards) are necessary to be made to the Outstanding Debt to reflect other intercompany transactions not reflected in the above-referenced Appendix A, the Company agrees to amend the terms of this Section 7.8 to be consistent with such adjustments.

          7.9. DTPI Credit. The Company shall grant DTPI a $1,600,000 credit
               -----------
(the "Credit") towards the future purchase of Products under the Product Supply Agreement. The Company agrees that the Credit shall be applied towards future purchases of Products as follows: with respect to each purchase order, the lesser of (a) 75% of the purchase price with respect to such purchase order and
(b) the then existing balance of the Credit, shall be deemed paid by a charge to the Credit (a "Credit Charge") and DTPI shall pay the Company an amount in cash (on the payment terms set forth in the Product Supply Agreement) equal to the purchase price with respect to such purchase order less the Credit Charge.

                                   ARTICLE 8
                                INDEMNIFICATION

          8.1. Indemnification by the Company. The Company shall indemnify and
               ------------------------------
hold harmless Purchaser against any and all losses, liabilities, claims and expenses, including reasonable attorneys' fees ("Losses"), sustained by Purchaser resulting from, arising out of, or connected with any material inaccuracy in, breach of, or nonfulfillment of any representation, warranty, covenant or agreement made by or other obligation of the Company contained in this Agreement. Notwithstanding the foregoing, the Company shall not be liable for any of Purchaser's lost profits or any incidental or consequential damages.

          8.2. Indemnification by Purchaser. Purchaser shall indemnify and hold
               ----------------------------
harmless the Company against any and all Losses sustained by the Company resulting from, arising out of, or connected with any material inaccuracy in, breach of, or nonfulfillment of any representation, warranty, covenant or agreement made by or other obligation of Purchaser contained in this Agreement. Notwithstanding the foregoing, Purchaser shall not be liable for any of the Company's lost profits or any incidental or consequential damages.

          8.3. Procedures. In the event any third party asserts any claim with
               ----------
respect to any matter as to which the indemnities in this Agreement relate, the party against whom the claim is asserted (the "Indemnified Party") shall give prompt notice to the other party (the "Indemnifying Party"), and the Indemnifying Party shall have the right at its election to take over the defense or settlement of the third party claim at its own expense by giving prompt notice to the Indemnified Party. If the Indemnifying Party does not give such notice and does not proceed diligently so to defend the third party claim within 30 days after receipt of the notice of the third party claim, the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make as to those claims and shall reimburse the Indemnified Party for its Losses and expenses related to the defense or settlement of the third party claim. The parties shall cooperate in defending against any asserted third party claims. For purposes of this Section 8, the indemnification of the Indemnified Party shall also include the indemnification of the Indemnified Party's employees, agents, affiliates, and third parties performing services for the Indemnified Party, and the reference to this Agreement includes any certificate, schedule, list, summary or other information provided or delivered to a party by the Indemnifying Party or its agents and affiliates in connection with this Agreement.

                                   ARTICLE 9
                                 MISCELLANEOUS

          9.1. Governing Law. This Agreement shall be governed by and construed
               -------------
under the laws of the State of California.

          9.2. Successors and Assigns. Except as otherwise expressly provided
               ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

          9.3. Entire Agreement. This Agreement, the Commitment Letter, the
               ---------------
exhibits hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

          9.4. Separability. In case any provision of this Agreement shall be
               ------------
invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          9.5. Amendment and Waiver. Any term of this Agreement may be amended
               --------------------
and the observance of any term of this Agreement may be waived only with the written consent of the parties hereto.

          9.6. Notices, etc. All notices and other communications required or
               ------------
permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or on the third day following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed: (a) if to Purchaser, at its address as set forth at the end of this Agreement, or at such other address as Purchaser shall have furnished to the Company in writing or (b) if to the Company, at its address as set forth at the end of this Agreement, or at such other address as it shall have furnished to Purchaser in writing.

          9.7. Finders' Fees. Each party hereto represents and warrants that it
               -------------
has retained no finder or broker in connection with the transactions contemplated by this Agreement and hereby agrees to indemnify and to hold harmless the other party from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses, including reasonable attorneys' fees, of defending against such liability or asserted liability) for which such other party or any of its employees or representatives is responsible.

          9.8. Headings. The headings of the paragraphs and subparagraphs of
               --------
this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          9.9. Counterparts. This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                             STM WIRELESS, INC.

Address:
-------
One Mauchly                                  By: _______________________
Irvine, California 92718                     Name:
                                             Title:


                                             REMEC, INC.

Address:
-------
9404 Chesapeake Drive                        By: _______________________
San Diego, California                        Name:
                                             Title: